UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
WINTRUST FINANCIAL CORPORATION
(Exanct name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Wintrust Financial Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders on May 27, 2010. At the meeting, the Company’s shareholders (i) elected all thirteen of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2009 executive compensation and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year 2010. The results of the vote at the meeting were as follows:
Proposal No. 1 — Election of Directors

Name	Votes For	Abstentions	Broker Non-Votes
Peter D. Crist	26,080,888	291,002	2,305,529
Bruce K. Crowther	26,099,931	271,960	2,305,528
Joseph F. Damico	26,248,304	123,587	2,305,528
Bert A Getz, Jr.	26,246,036	125,855	2,305,528
H. Patrick Hackett, Jr.	26,249,273	122,618	2,305,528
Scott K. Heitmann	26,235,394	136,497	2,305,528
Charles H. James III	26,245,795	126,096	2,305,528
Albin F. Moschner	26,082,909	288,982	2,305,528
Thomas J. Neis	26,100,783	271,108	2,305,528
Christopher J. Perry	26,246,638	125,253	2,305,528
Hollis W. Rademacher	26,071,334	300,557	2,305,528
Ingrid S. Stafford	26,106,910	264,981	2,305,528
Edward J. Wehmer	26,087,912	283,979	2,305,528
Proposal No. 2 — Advisory Vote on 2009 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,106,730	1,252,251	318,434	4
Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,208,761	447,919	20,738	1

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: June 2, 2010